Exhibit 21(a)

ENERGY FUTURE HOLDINGS CORP.

SUBSIDIARY HIERARCHY

Effective December 17, 2010

Jurisdiction
Energy Future Holdings Corp.	Texas
Energy Future Competitive Holdings Company	Texas
Texas Competitive Electric Holdings LLC	Delaware
TCEH Finance, Inc.	Delaware
Generation MT Company LLC	Delaware
Luminant Holding Company LLC	Delaware
Luminant Energy Company LLC	Texas
Luminant ET Services Company	Texas
Luminant Energy Trading California Company	Texas
Luminant Energy Services Company	Texas
Luminant Generation Company LLC	Texas
Nuclear Energy Future Holdings LLC	Delaware
Nuclear Energy Future Holdings II LLC	Delaware
Comanche Peak Nuclear Power Company LLC[1]	Delaware
Valley NG Power Company LLC	Texas
Luminant Renewables Company LLC	Texas
Generation SVC Company	Texas
Luminant Power Services Company	Delaware
Big Brown 3 Power Company LLC	Texas
Big Brown Power Company LLC	Texas
Collin Power Company LLC	Delaware
DeCordova Power Company LLC	Texas
Lake Creek 3 Power Company LLC	Texas
Martin Lake 4 Power Company LLC	Texas
Monticello 4 Power Company LLC	Texas
Morgan Creek 7 Power Company LLC	Texas
Oak Grove Management Company LLC	Delaware
Oak Grove Power Company LLC	Texas
Sandow Power Company LLC	Texas
Tradinghouse 3 & 4 Power Company LLC	Texas
Tradinghouse Power Company LLC	Texas
Valley Power Company LLC	Texas
Luminant Mining Services Company	Delaware
Big Brown Lignite Company LLC	Texas
Luminant Big Brown Mining Company LLC	Texas
Luminant Mining Company LLC	Texas
Oak Grove Mining Company LLC	Texas
Luminant Mineral Development Company LLC	Texas
NCA Resources Development Company LLC	Texas
TXU Energy Retail Company LLC	Texas
TXU Retail Services Company	Delaware
TXU SESCO Company LLC	Texas
TXU SESCO Energy Services Company	Texas
TXU Energy Solutions Company LLC	Texas
TXU SEM Company	Delaware
Brighten Holdings LLC	Delaware
Brighten Energy LLC	Delaware
Energy Future Intermediate Holding Company LLC	Delaware
EFIH Finance Inc.	Delaware
Oncor Electric Delivery Holdings Company LLC	Delaware
Oncor Electric Delivery Company LLC[2]	Delaware

Jurisdication
Oncor Management Investment LLC[3]	Delaware
Oncor Electric Delivery Transition Bond Company LLC	Delaware
Oncor Electric Delivery Administration Corp.	Texas
Oncor License Holdings Company LLC	Texas
Oncor Communications Holdings Company LLC	Delaware
EFH Renewables Company LLC	Delaware
EFH Corporate Services Company	Texas
EFH CG Management Company LLC	Texas
Generation Development Company LLC	Delaware
NCA Development Company LLC	Texas
EFH Properties Company	Texas
Basic Resources Inc.	Texas
TXU Receivables Company	Delaware
EFH Vermont Insurance Company	Vermont
LSGT Gas Company LLC	Texas
LSGT SACROC, Inc.	Texas
Humphreys & Glasgow Limited	United Kingdom
EEC Holdings, Inc	Nevada
EECI, Inc.	Nevada
Ebasco Services of Canada, Ltd	Canada

[1]	88% ownership interest

[2]	80.033% ownership interest

[3]

Oncor Management Investment LLC owns 0.217% of Oncor Electric Delivery Company LLC. Regarding the ownership of Oncor Management Investment LLC, Oncor Electric Delivery Company LLC owns 100% of the Class A membership interests. Certain management employees of Oncor Electric Delivery Company LLC own 100% of the Class B membership interests.